Exhibit 4.7

DYNCORP INTERNATIONAL INC.

and

The Bank of New York,

as Rights Agent

Rights Agreement

Dated as of May 3, 2006

i

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of May 3, 2006 (the “Agreement”), between DynCorp International Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York trust company (the “Rights Agent”).

WHEREAS, on  May 3, 2006, the Board of Directors of the Company (the “Board”) authorized and declared as a dividend of one Right (as hereinafter defined) for each share of Class A Common Stock, par value $.01, of the Company (the “Class A Common Stock”) outstanding at the close of business on May 9, 2006 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Class A Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earliest of the Close of Business on the Distribution Date, the Redemption Date and the Close of Business on the Final Expiration Date (as such terms are hereinafter defined) each Right initially representing the right to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company (the “Preferred Stock”) having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (each a “Right” and collectively the “Rights”); provided, however, that Rights may be issued with respect to shares of Class A Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date in accordance with the provisions of Section 22 of the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.               Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person who or which, together with all Associates and Affiliates of such Person, shall be the Beneficial Owner of 15% or more of shares of Class A Common Stock then outstanding, but shall not include (i) any Exempted Entity, (ii) the Company, (iii) any Subsidiary of the Company, (iv) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (v) any Person who becomes the Beneficial Owner of 15% or more of the shares of Class A Common Stock then outstanding as a result of a reduction in the number of shares of Class A Common Stock outstanding due to the repurchase of shares of Class A Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 15% or more of the then outstanding shares of Class A Common Stock, acquires beneficial ownership of additional shares of Class A Common Stock representing 1% or more of the shares of Class A Common Stock then outstanding. Notwithstanding the foregoing, (i)  if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Class A Common Stock such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Class A Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Class A Common stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board), of Beneficial Ownership of a sufficient number of shares of Class A Common Stock so that such Person would no longer otherwise qualify as an “Acquiring Person” and (ii) if as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 15% or more of the shares of Class A Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of additional shares of Class A Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Class A Common Stock or pursuant to a split or subdivision of the outstanding Class A Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Class A Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.

(b)           “Act” shall mean the Securities Act of 1933, as amended.

(c)           “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e)           A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)            which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined) or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date (as hereinafter defined) or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

(ii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:  (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)          which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (e)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and then only if such securities continue to be owned by such Person at such expiration of forty days. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of the securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(f)            “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company as it in turn may be amended, restated or otherwise modified from time to time.

(g)           “Board” shall have the meaning set forth in the preamble of this Agreement.

(h)           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(i)            “Class A Common Stock” shall mean the Class A Common Stock, $0.01 par value, of the Company, except that “Class A Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(j)            “Class A Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(k)           “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(l)            “Company” shall have the meaning set forth in the preamble of this Agreement, as it may be modified by Section 13(a) hereof.

(m)          “Current Market Price” shall have the meaning and be computed as set forth in Section 11(d)(i) hereof.

(n)           “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o)           “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(p)           “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(q)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(s)           “Exempted Entity” shall mean:  (1) any Veritas Entity, (2) any transferee of any Veritas Entity that acquires directly from any such Veritas Entity 15% or more of the then outstanding Class A Common Stock (a “Non-Veritas Exempted Entity”), (3) any transferee of any Non-Veritas Exempted Entity that acquires directly from any Non-Veritas Exempted Entity 15% or more of the then outstanding Class A Common Stock (a “Non-Veritas Exempted Entity Transferee”) and (4) any Person who or which is the Beneficial Owner of Class A Common Stock beneficially owned by an Exempted Entity; provided, however, that any Non-Veritas Entity, any Non-Veritas Exempted Entity and any Non-Veritas Exempted Entity Transferee shall cease to be an Exempted Entity as of the date that such Non-Veritas Entity, Non-Veritas Exempted Entity or Non-Veritas Exempted Entity Transferee ceases to beneficially own 15% or more of the shares of the then outstanding Class A Common Stock.

(t)            “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(u)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(v)           “NYSE” shall mean the New York Stock Exchange.

(w)          “NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation System.

(x)            “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

(y)           “Preferred Stock” shall mean shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

(z)            “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(aa)         “Purchase Price” shall have the meaning set forth in Sections 4(a) and 11(a)(ii) hereof.

(bb)         “Record Date” shall have the meaning set forth in the preamble of this Agreement.

(cc)         “Redemption Date” shall have the meaning set forth in Section 23(b) hereof.

(dd)         “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(ee)         “Rights” shall have the meaning set forth in the preamble of this Agreement.

(ff)           “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(gg)         “Rights Certificates” shall have the meaning set forth in Section 3(a) hereof

(hh)         “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(ii)           “Section 1l(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(jj)           “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(kk)         “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll)           “Stock Acquisition Date” shall mean the earlier of the date of (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that a Person has become such.

(mm)       “Subsidiary” of any Person shall mean any corporation or other Person in which such Person beneficially owns, directly or indirectly, an amount of voting securities sufficient to elect at least a majority of the directors or otherwise control, directly or indirectly, the management of such corporation or Person.

(nn)         “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(oo)         “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(pp)         “Trading Day” shall have the meaning set forth in Section 11(d)(l) hereof.

(qq)         “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(rr)           “Veritas Entity” shall mean any of Veritas Capital Management, L.P., The Veritas Capital Fund, L.P., Veritas Capital Management II, L.L.C. or any Affiliate of any thereof, except for the Company and its Subsidiaries.

Section 2.               Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten days written notice to the Rights Agent. The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts or omissions of, any such co-rights agent.

Section 3.               Issuance of Rights Certificates.

(a)           Until the earlier of (i) the Close of Business on the 10th Business Day after the Stock Acquisition Date or (ii) the Close of Business on the 10th Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than any Exempted Entity, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule l4d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Class A Common Stock registered in the names of the holders of the Class A Common Stock (which certificates for Class A Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Class A Common Stock (including a transfer to the Company). The Company shall promptly notify the Rights Agent of the occurrence of a Distribution Date and request its transfer agent to provide to the Rights Agent a stockholder list together with all other relevant information. As soon as practicable after the Rights Agent is notified of the Distribution Date and receives such notice, list and information from the Company, the Rights Agent will, at the Company’s expense, send by first-class, insured, postage-prepaid mail, to each record holder of the Class A Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the

“Rights Certificates”), evidencing one Right for each share of Class A Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Class A Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The failure to mail a Rights Certificate shall not affect the legality or validity of the Rights.

(b)           The Company will send, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in the form attached hereto as Exhibit C (the “Summary of Rights”) by first-class, postage-prepaid mail, to each record holder of Class A Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates for the Class A Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights and the registered holders of the Class A Common Stock shall also be the registered holders of the associated Rights. Until the Close of Business on the Distribution Date (or the earlier of the Redemption Date or the Close of Business on the Final Expiration Date), the surrender for transfer of any certificates representing shares of Class A Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such shares of Class A Common Stock.

(c)           Rights shall be issued in respect of all shares of Class A Common Stock which are issued (whether originally issued, from the Company’s treasury or upon the conversion of the Class B Common Stock, $0.01 par value, of the Company) on or after the Record Date but prior to the earliest of the Close of Business on the Distribution Date, the Redemption Date or the Close of Business on the Final Expiration Date. Certificates representing such shares of Class A Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between DynCorp International Inc. (the “Company”) and the Rights Agent hereunder, as it may from time to time be amended or supplemented in accordance with its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Class A Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Class A Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Class A Common Stock represented by such certificates.

In the event that the Company purchases or otherwise acquires any Class A Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Class A Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Class A Common Stock which are no longer outstanding.

Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4.               Form of Rights Certificates.

(a)           The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Rights Certificates shall be in machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-thousandth of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)           Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by:  (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such

Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, continuing agreement, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, or any transferee of such persons, and provided that the Company shall have notified the Rights Agent that this Section 4(b) applies, any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The Company shall supply the Rights Agent with such legended Rights Certificates.

Section 5.               Countersignature and Registration.

(a)           The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, its Chief Executive Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)           Following the Distribution Date and receipt by the Rights Agent of all reasonably necessary information, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the

Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.               Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)           Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandth of a share of Preferred Stock (or, following a Triggering Event, Class A Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to the provisions of this Agreement, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a holder of Rights of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.               Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           Except as otherwise provided herein, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby

(except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(ii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandth of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., New York City time, on May 3, 2015 (such date, the “Final Expiration Date”); (ii) the time at which the right to exercise the Rights terminates pursuant to Section 23 hereof; or (iii) the time at which the right to exercise the Rights terminates pursuant to Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

(b)           The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $75.00 and shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in accordance with paragraph (c) below.

(c)           Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandth of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandth of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Class A Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require, prior to the occurrence of a Triggering Event, that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)           Except as otherwise provided for herein, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, continuing agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), and subsequent transferees of such persons, shall be null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and should use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or any other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Rights Agent will endeavor to comply with the provisions hereof to the extent it has received instructions from the Company concerning such matters.

(f)            Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Associates or Affiliates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.               Cancellation of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company.

Section 9.               Reservation and Availability of Capital Stock.

(a)           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Class A Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Class A Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b)           So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Class A Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or quoted on NASDAQ, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)           The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may by issuing a public announcement temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. The Company shall promptly provide the Rights Agent with copies of such announcements. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective. The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

(d)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandth of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Class A Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandth of a share of Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandth of a share of Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandth of a share of Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10.             Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandth of a share of Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.             Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)  In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 1l(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof

(ii)           Subject to Section 24 hereof, in the event any Person shall become an Acquiring Person, then each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandth of a share of Preferred Stock, such number of shares of Class A Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandth of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Class A Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii)          In the event that the number of shares of Class A Common Stock which are authorized by the Company’s Certificate of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Class A Common Stock or other equity securities of the Company (including, without limitation, shares, or fractions of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Class A Common Stock (such shares of preferred stock being referred to as “Class A Common Stock Equivalents”)), (4) debt securities of the

Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the first occurrence of a Section 11(a)(ii) Event (being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Class A Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Class A Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, is herein called the “Substitution Period”). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Class A Common Stock on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Class A Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Class A Common Stock on such date.

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible), provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation), of evidences of indebtedness cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock, provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)           (i)  For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Class A Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Class A Common Stock for the 30 consecutive Trading Days immediately prior to and not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Class A Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Class A Common Stock for the 10 consecutive Trading Days immediately following and not including such date; provided, however, that in the event that the Current Market Price per share of the Class A Common Stock is determined during a period following the announcement by the issuer of such

Class A Common Stock of (A) a dividend or distribution on such Class A Common Stock payable in shares of such Class A Common Stock or securities convertible into shares of such Class A Common Stock (other than the Rights) or (B) any subdivision, combination or reclassification of such Class A Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite 30-Trading-Day or 10-Trading-Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if the shares of Class A Common Stock are listed or admitted to trading on the New York Stock Exchange, the closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system or, if the shares of Class A Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, or quoted on NASDAQ on which the shares of Class A Common Stock are listed or admitted to trading, or, if on any such date the shares of Class A Common Stock are not quoted by any such organizations, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board. If on any such date no market maker is making a market in the Class A Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Class A Common Stock are not listed or admitted to trading on any national securities exchange, or quoted on NASDAQ, a Business Day. If the Class A Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)           For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Class A Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Class A Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Class A Common Stock. If neither the Class A Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)           Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Class A Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) 3 years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f)            If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandth of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandth of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandth of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandth of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)            Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandth of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandth of a share which were expressed in the initial Rights Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandth of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandth of a share of Preferred Stock at such adjusted Purchase Price.

(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandth of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandth of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)           The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash (cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole)) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13 hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates, or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(o)           The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)           Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare and pay a dividend on the outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, the number of Rights associated with each share of Class A Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Class A Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Class A Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Class A Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately following the occurrence of such event.

Section 12.             Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Class A Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 13.             Consolidation, Merger or Sale or Transfer of Assets, Cash Flow Or Earning Power.

(a)           In the event that, at any time after a Person becomes an Acquiring Person, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than (i) an Exempted Entity or a (ii) Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (y) any Person (other than (i) an Exempted Entity or (ii) a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Class A Common Stock shall be changed into, or exchanged for, stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:  (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Class A Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandth of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandth of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Class A Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Class A Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Class A Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)           “Principal Party” shall mean:

(i)            in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Class A Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)           in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case described in the foregoing clause (i) or this Section 13(b) (ii) if the Class A Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Class A Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Class A Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Class A Common Stock having the greatest aggregate market value.

(c)           The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Class A Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

(i)            prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its reasonable best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

(ii)           take such all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)          will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d)           The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent, which consent shall not be unreasonably withheld.

In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Class A Common Stock or Class A Common Stock equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, common stock or common stock equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the common stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

Section 14.             Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if the Rights are listed or admitted to trading on the New York Stock Exchange, the closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if on any such date the Rights are not quoted on NASDAQ, or by any such organizations, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Class A Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Common Stock. In lieu of fractional shares of Class A Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Class A Common Stock. For purposes of this Section 14(c), the current market value of one share of Class A Common Stock shall be the closing price of one share of Class A Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)           The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e)           Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.             Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Class A Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Class A Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Class A Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, the Class A Common Stock) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.             Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Class A Common Stock;

(b)           after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)           subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Class A Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Class A Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7 hereof, shall be required to be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree, judgment or ruling (whether interlocutory or final) lifted or otherwise overturned as soon as possible.

Section 17.             Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandth of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.             Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent such compensation as shall be agreed in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, execution, amendment and administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim (whether asserted by the Company or any holder of Rights) of liability in the premises. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

(b)           The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Class A Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

(c)           Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

Section 19.             Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.             Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price)

be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), provided, however, that in no event shall the Rights Agent be liable for indirect, special, consequential or punitive damages. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility or have any liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e)) or any adjustment required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after the Rights Agent’s actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Class A Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for these instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted or unless the Rights Agent shall have acted with gross negligence or willful misconduct.

(h)           The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

(j)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)           If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l)            In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

(m)          The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer or the Rights Certificates.

Section 21.             Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Class A Common Stock and Preferred Stock, by registered or certified mail. Any successor to the Rights Agent that so resigns will send notice to the registered holders of the Rights Certificates by first-class mail if such resignation occurs after the Distribution Date. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Common Stock and Preferred Stock, by registered or certified mail. Any successor to the Rights Agent so removed will send notice to the holders of Rights Certificates by registered or certified mail if such removal occurs after the Distribution Date. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company, at the expense of the Company), then the Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or of the State of New York or of any other state of the United States, in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Class A Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.             Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such forms as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Class A Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date, the Company may, with respect to shares of Class A Common Stock so issued or sold (i) pursuant to the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.             Redemption and Termination.

(a)           The Board may, at its option, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, pay the Redemption Price in cash, shares of Class A Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Class A Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b)           Immediately upon the time of the effectiveness of the redemption of the Rights pursuant to paragraph (a) of this Section 23 or such earlier time as may be determined by the Board ordering the redemption of the Rights, although not earlier than the time of such action (such time the “Redemption Date”), evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Class A Common Stock; provided, however, that the failure to give or any defect in any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24.             Exchange.

(a)           The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Class A Common Stock at an exchange ratio of one share of Class A Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Class A Common Stock for or pursuant to the terms of any such plan), together with all Associates or Affiliates of such Person, becomes the Beneficial Owner of a majority of the Class A Common Stock then outstanding.

(b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Class A Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice (with prompt notice thereof to the Rights Agent) of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata  based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for Class A Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Class A Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(d)           In the event that there shall not be sufficient shares of Class A Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Class A Common Stock for issuance upon exchange of the Rights.

(e)           The Company shall not be required to issue fractions of shares of Class A Common Stock or to distribute certificates which evidence fractional shares of Class A Common Stock. In lieu of such fractional shares of Class A Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Class A Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Class A Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Class A Common Stock shall be the closing price of a share of Class A Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.             Notice of Certain Events.

(a)           In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b)           In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Class A Common Stock and/or, if appropriate, other securities.

Section 26.             Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) or by facsimile or other generally accepted means of electronic transmission as follows:

DynCorp International Inc.
8445 Freeport Parkway
Suite 400
Irving, Texas  75063
Attention:  Michael J. Thorne
Fax No.:  (972) 929-2853

with a copy to:

DynCorp International LLC
3190 Fairview Park Drive
Suite 350
Falls Church, Virginia 22042
Attention:  R.Y. Morrel
Fax No.:  (571) 722-0252

and a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:  Benjamin M. Polk, Esq.
Fax No.:  (212) 593-5955

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) or by facsimile transmission as follows:

Bank of New York
The Bank of New York
101 Barclay St., (11 E)
New York, NY 10286
Attention: Stock Transfer Administration
Fax No.: (212) 815-7048

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Class A Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.             Supplements and Amendments. Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of the Rights as such (other than an Acquiring Person and its Affiliates and Associates), (b) cause the Rights again to be redeemable or (c) cause the Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Agreement to the contrary, (i) no supplement or amendment shall be made which changes the Redemption Price and (ii) no supplement or amendment that changes the rights of any Exempted Entity contained in this Agreement (other than the addition of other Persons as Exempted Entities) will be effective against such Exempted Entity without its prior written consent, so long as the consent is not unreasonably withheld in which case such written consent shall not be necessary. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, and provided that such supplement or amendment does not change or affect the rights, duties, liabilities or obligations of the Rights Agent, the Rights Agent shall execute such supplement or amendment, provided that any supplement or amendment that does not change or affect the rights, duties, liabilities or obligations of the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Section 28.             Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.             Determinations and Actions by the Board, Etc. For all purposes of this Agreement, any calculation of the number of shares of Class A Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Class A Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties. The Rights Agent shall always be entitled to assume that the Company’s Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30.             No Third Party Beneficiaries. Except for Section 27, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Class A Common Stock) and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under this Agreement or to otherwise create any third-party beneficiary hereto; but this Agreement shall be for the sole exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Class A Common Stock).

Section 31.             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32.             Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the law of such State; provided, however that the rights, obligations and duties of the Rights Agent hereunder shall be governed by, and construed in accordance with the laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

Section 33.             Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.             Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

DYNCORP INTERNATIONAL INC.

By:	/s/ Stephen J. Cannon
Name: Stephen J. Cannon
Title: President and Chief Executive Officer

THE BANK OF NEW YORK

By:	/s/ James F. Kiszka
Name: James F. Kiszka
Title: Vice President

EXHIBIT A

[Form of Certificate of Designation]

FORM OF

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

DYNCORP INTERNATIONAL INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

DynCorp International Inc., a Delaware corporation (the “CORPORATION”), hereby certifies that by resolution of the Board of Directors of the Corporation a series of Preferred Stock designated as Series B Junior Participating Preferred Stock was created as follows:

RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a new series of shares of the Corporations’ Preferred Stock, be, and it hereby is, established, having the relative rights, preferences and limitations described below:

Section 1.               DESIGNATION AND AMOUNT. The shares of such series shall be designated as “SERIES B JUNIOR PARTICIPATING PREFERRED STOCK” and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Junior Participating Preferred Stock.

Section 2.               DIVIDENDS AND DISTRIBUTIONS.

(a)           Subject to the prior and superior rights of the holders of any shares of any Preferred Stock with respect to dividends, the holders series of Series B Participating Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of Series B Junior Participating Preferred Stock, including the Series A-1 Preferred Stock and Series A-2 Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a “QUARTERLY DIVIDEND PAYMENT DATE”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the “CLASS A COMMON STOCK”), or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time (i) declare and pay any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b)           The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of

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shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3.               VOTING RIGHTS. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(a)           Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b)           Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)           (i) If at any time dividends on any Series B Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “DEFAULT PERIOD”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, in addition to voting together with the holders of Class A Common Stock for the election of other directors of the Corporation, all holders of Series B Junior Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a single class, shall have the right to elect two (2) directors.

(ii)           The absence of a quorum of the holders of Class A Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting rights. After the holders of Series B Junior Participating Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased without the approval of the holders of a majority of the outstanding shares of Series B Junior Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Participating Preferred Stock.

(iii)          Unless the holders of Series B Junior Participating Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors,

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the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than fifteen percent (15%) of the total number of shares of Series B Junior Participating Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series B Junior Participating Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series B Junior Participating Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Series B Junior Participating Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than fifteen percent (15%) of the total number of shares of Series B Junior Participating Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)          In any default period, the holders of Class A Common Stock, and other classes of stock (including the Series B Junior Participating Preferred Stock) of the Corporation shall continue to be entitled to elect the whole number of directors until the holders of Series B Junior Participating Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Series B Junior Participating Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this SECTION 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence. Immediately upon the expiration of a default period, (x) the right of the holders of Series B Junior Participating Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Series B Junior Participating Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the amended and restated certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this SECTION 3 (such number being subject, however, to change thereafter in any manner provided by law or in the amended and restated certificate of incorporation or by-laws). Any vacancies on the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d)           Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for taking any corporate action.

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Section 4.               CERTAIN RESTRICTIONS.

(a)           Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in SECTION 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv)          purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this SECTION 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.               REACQUIRED SHARES. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

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Section 6.               LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)           Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to $1.00 per share of Series B Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “SERIES B LIQUIDATION PREFERENCE”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class A Common Stock shall have received an amount per share (the “COMMON ADJUSTMENT”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Class A Common Stock) (such number in clause (ii), the “ADJUSTMENT NUMBER”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Class A Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Class A Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Class A Common Stock, on a per share basis, respectively.

(b)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Class A Common Stock.

(c)           In the event the Corporation shall at any time after the effectiveness of this Certificate of Designations (i) declare and pay any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

Section 7.               CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating

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Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Record Date (i) declare and pay any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

Section 8.               NO REDEMPTION. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9.               RANKING. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide other wise.

Section 10.             AMENDMENT. At any time when any shares of Series B Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended, by merger, consolidation or otherwise, in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

Section 11.             FRACTIONAL SHARES. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

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IN WITNESS WHEREOF, DynCorp International, Inc. has caused this Certificate to be signed by Stephen J. Cannon, its President and Chief Executive Officer, this day of May 3, 2006.

DYNCORP INTERNATIONAL INC.

By:

President and Chief Executive Officer

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EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-              Rights

NOT EXERCISABLE AFTER MAY 3RD 2015 OR EARLIER IF REDEEMED OR EXCHANGED BY DYNCORP INTERNATIONAL INC. (THE “COMPANY”). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED TN SECTION 7(e) OF SUCH AGREEMENT.] [Insert if Applicable]

Rights Certificate

DYNCORP INTERNATIONAL INC.

This certifies that,                      or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 3, 2006 (the “Rights Agreement”), between DynCorp International Inc., a Delaware corporation (the “Company”), and The Bank Of New York (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on May 3, 2015 (unless such date is extended prior thereto by the Board of Directors) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $ 75.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 3, 2006, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Rights Agent and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandth of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right or may be exchanged, in whole or in part, for shares of the Class A Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

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No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                    ,

ATTEST:	DYNCORP INTERNATIONAL INC.

By:
Name:
Title

Countersigned:	THE BANK OF NEW YORK
By:
Name:
Title

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FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                    Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: ,

Signature
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate         is         is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it       did       did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature
Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights
represented by the Rights Certificate.)

To:          DYNCORP INTERNATIONAL INC.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

(Please print name and address)

(Please insert social security
or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

(Please insert social security
or other identifying number)

Dated: ,

Signature
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate       is          is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it      did       did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature
Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED STOCK

On May 3, 2006, the Board of Directors (the “Board”) of DynCorp International Inc. (the “Company”) declared as a dividend distribution of one Right for each outstanding share of Company Class A Common Stock to stockholders of record at the close of business on May 9, 2006, (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a “Unit”) of Series B Junior Participating Preferred Stock, no par value (the “Series B Preferred Stock”) at a Purchase Price of $75.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and The Bank of New York, as Rights Agent.

Initially, the Rights will be attached to all Class A Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Class A Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Class A Common Stock other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Class A Common Stock certificates together with this Summary of Rights and will be transferred with and only with such Class A Common Stock certificates, (ii) new Class A Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Class A Common Stock outstanding will also constitute the transfer of the Rights associated with the Class A Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. The rights agreement excludes Veritas Capital Management, L.L.C. (“Veritas”) from being considered an acquiring person until Veritas first ceases to beneficially own 15% or more of our Class A Common Stock then outstanding. The rights plan also generally exempts persons who may be deemed to beneficially own shares of the Company due to their ownership of shares of Veritas, as well as certain persons who may be deemed to beneficially own shares of the Company due to their ownership of shares of transferees of at least 15% of our then outstanding Class A Common Stock from Veritas.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York time) on May 3, 2015, unless the Rights are earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Class A Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Class A Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $75.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $150.00 worth of Class A Common Stock (or other consideration, as noted above) for $75.00. Assuming that the Class A Common Stock had a per share value of $75.00 at such time, the holder of each valid Right would be entitled to purchase 2 shares of Class A Common Stock (without taking into account payment of cash in lieu of fractional shares) for $75.00

In the event that, at any time following the time that a Person became an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Class A Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (other than any such transactions with certain exempt persons) (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, Class A Common Stock of the acquiring company having a value equal to two times the exercise price of the Right.

At any time after a person becomes an Acquiring Person and prior to the acquisition by a person or group of a majority of the outstanding Class A Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time until a Person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Class A Common Stock or other consideration deemed appropriate by the Board of Directors).

As long as the Rights are redeemable, the Company may in its sole and absolute discretion supplement or amend the Agreement without the approval of any holders of the Rights

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provided that the amendment or supplement does not (a) adversely affect the interests of holders of Rights (other than an Acquiring Person and its Affiliates and Associates), (b) cause the Rights again to be redeemable, or (c) cause the Agreement to become amendable. Further, no supplement or amendment can be made which changes the (i) the Redemption Price, (ii) the rights of any Exempted Entity (without its prior written consent, not to be unreasonably withheld), or (iii) changes or affects the rights, duties, liabilities, or obligations of the Rights Agent (without its prior written consent).

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